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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): JANUARY 19, 2007

                            TECUMSEH PRODUCTS COMPANY
             (Exact name of registrant as specified in its charter)

          MICHIGAN                        0-452                   38-1093240
(State or other jurisdiction           (Commission              (IRS Employer
      of incorporation)                File Number)          Identification No.)

       100 EAST PATTERSON STREET                                   49286
           TECUMSEH, MICHIGAN                                    (Zip Code)
(Address of principal executive offices

       Registrant's telephone number, including area code: (517) 423-8411

                                (NOT APPLICABLE)
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On January 19, 2007, in connection with the management changes described in
Item 5.02, we entered into an addendum to our agreement with AP Services, LLC that, among other things, added additional tasks to be performed by AP Services, including providing the services of James J. Bonsall to serve as our interim President and Chief Operating Officer, and increased the hourly rate we pay for Mr. Bonsall's services. The addendum was approved by a special board committee consisting of all directors other than Mr. Koch. We are filing a copy of the addendum as an exhibit to this report.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

     On January 19, 2007, the special board committee described in Item 1.01 appointed James J. Bonsall interim President and Chief Operating Officer, a new position, effective immediately. As previously announced, a succession process is underway to select a new Chief Executive Officer to succeed Todd W. Herrick. Mr. Bonsall will function as our principal executive officer until a new Chief Executive Officer is appointed.

     Reflecting the succession process and Mr. Bonsall's expanded role, as of January 19, 2007, Todd W. Herrick, formerly our President and Chief Executive Officer, is no longer serving in a management role, nor is our former Executive Vice President, Kent B. Herrick. Todd W. Herrick retains his position as Chairman of the Board of Directors. The terms of their separation have not been finalized.

     Mr. Bonsall, 54, has served as the President of our Engine and Power Train Group since July 2005 and, in that position, became an executive officer effective March 29, 2006. He is not an employee of our company. Mr. Bonsall is a managing director of AlixPartners, LLP and an employee of its affiliate, AP Services, LLC, which provides his services to us under contract.

     For 2006 we paid AlixPartners and AP Services a total of approximately $22.6 million under our contracts with them, including approximately $1.8 million for Mr. Bonsall's services. The terms of our contracts with AlixPartners and AP Services are set forth in our agreement with them dated December 7, 2006, a copy of which was filed as an exhibit to the Current Report on Form 8-K we filed on December 14, 2006, and the addendum to that agreement described in Item
1.01 and filed as an exhibit to this report.

     Mr. Bonsall has been a managing director of AlixPartners throughout the past five years. During that time, his principal assignments with AlixPartners' clients were as follows: He has been president and chief executive officer of Peregrine, Inc. (an automotive parts supplier until it discontinued operations in 2001) since 1999. From February 2001 to March 2002, he served as chief restructuring officer for LTV Steel Company, Inc. From May 2002 to December 2002, he was chief financial officer of ish GmbH & Co. KG (a German supplier of cable analogue and digital television, telephone, and internet services), and from December 2002 to June 2005, he was its chief executive officer. Mr. Bonsall has been the President of our Engine and Power Train Group since July 2005 and will continue in that role until a successor is chosen.

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ITEM 7.01 REGULATION FD DISCLOSURE.

     On January 19, 2007, we issued a press release about the management changes described in Item 5.02. We are furnishing a copy of the press release as an exhibit to this report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

     The following exhibits are filed or furnished with this report:

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
Exhibit No.   Description
-----------   -----------
10.1          First addendum dated January 19, 2007 to agreement with AP
              Services, LLC dated December 7, 2006

99.1          Press release issued January 19, 2007
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        TECUMSEH PRODUCTS COMPANY


Date: January 25, 2007                  By /s/ James S. Nicholson
                                           -------------------------------------
                                           James S. Nicholson
                                           Vice President, Treasurer and Chief
                                           Financial Officer

     NOTE: The information in Item 7.01 of this report and the related exhibit (Exhibit 99.1) is not to be deemed "filed" for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section unless the registrant specifically incorporates it by reference into a filing under the Securities Act or the Exchange Act.

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                                  EXHIBIT INDEX

Exhibit No.   Description
-----------   -----------
10.1          First addendum dated January 19, 2007 to agreement with AP
              Services, LLC dated December 7, 2006

99.1          Press release issued January 19, 2007